                                                                      EXHIBIT 10




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 18, 1998 as to The Variable Annuity Life Insurance Company and February 6, 1998 as to The Variable Annuity Life Insurance Company Separate Account A in Post-Effective Amendment No. 15 to the Registration Statement (Form N-4 No. 33-75292/811-3240) of The Variable Annuity Life Insurance Company Separate Account A.


                                                  /s/ ERNST & YOUNG LLP
                                                  Ernst & Young LLP

Houston, Texas
December 16, 1998